UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 8, 2010

RES-CARE, INC.

(Exact Name of Registrant as specified in Charter)

Kentucky	0-20372	61-0875371
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification)

10140 Linn Station Road, Louisville, Kentucky		40223
(Address of principal executive offices)		(Zip code)

(502) 394-2100

(Registrant’s telephone number, including are code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7.01.               Regulation FD Disclosure

Res-Care, Inc. (“ResCare”) intends to raise approximately $200 million through a private placement of Senior Notes due 2018 (the “New Notes”).  The Company intends to use the net proceeds from the proposed placement to repurchase and retire the $150 million aggregate principal amount of its 7.75% Senior Notes Due 2013 (the “7.75% Notes”), to fund the second-step share exchange through which an affiliate of Onex Partners III, L.P. will complete the acquisition of all of the equity shares of ResCare, and for general corporate purposes. Completion of the placement of the New Notes is subject to market conditions and is not a condition to closing the second-step share exchange.

On December 6, 2010, ResCare commenced a tender offer to purchase the 7.75% Notes as well as a related consent solicitation to amend the 7.75% Notes and the indenture pursuant to which they were issued.  The consent solicitation is scheduled to expire on December 17, 2010 and.  The tender offer is scheduled to expire on January 4, 2011. The consummation of the tender is subject to the satisfaction or waiver of certain conditions, including receipt of requisite consents to proposed amendments to the indenture for the 7.75% Notes, ResCare’s consummation of the placement of the New Notes and the related refinancing transactions, and other customary conditions.  ResCare intends to redeem any of the 7.75% Notes that are not purchased in the tender offer on or after January 4, 2011.

The New Notes have not been registered under the Securities Act of 1933 or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws.  This current report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the New Notes.

The information filed under this Item 7.01, including the Exhibits, is being furnished pursuant to Regulation FD and not filed pursuant to the Securities Exchange Act of 1934, as amended.  None of this information may be incorporated by reference into any other filings ResCare has made or may make pursuant to the Securities Act of 1933, as amended, or into any other documents unless such portion of this Current Report on Form 8-K is expressly and specifically identified in such filing as being incorporated by reference therein.  In addition, the furnishing of the information in this Report and in the attached Exhibit 99.3 is not intended to, and does not, constitute a determination or admission that the information is material, or that you should consider this information before making an investment decision with respect to any security of ResCare.  The information contained in this report is qualified by, and should be read in conjunction with, the information contained in Exhibits 99.4 and 99.5.  ResCare undertakes no obligation to update this information, including any forward-looking statements, to reflect subsequently occurring events or circumstances.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

99.1         Supplemental Information about Registrant.

99.2                           Selected Historical Financial Data.

99.3                           Certain Information that may be Disclosed to Prospective Investors in a Private Placement.

99.4         Information Regarding Forward-Looking Statements of Registrant.

99.5         Non-GAAP Financial Measures.

99.6         Press Release dated December 8, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RES-CARE, INC.

December 8, 2010	By	/s/ David W. Miles
David W. Miles, Chief Financial Officer